UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brad Martin as Chief Operating Officer of Servicing.

On October 14, 2014, the Board of Directors of Santander Consumer USA Holdings Inc. (the “Company”) appointed Brad Martin as the Company’s Chief Operating Officer of Servicing. Mr. Martin, aged 39, has served within the Company’s senior leadership team since 2005, and has served as Executive Vice President of Business Operations since January 2011. Prior to entering the consumer finance industry in 2000, Mr. Martin served the United States as a Petty Officer in the United States Navy. Mr. Martin attended Dallas Baptist University.

Mr. Martin’s appointment was a part of a corporate reorganization which bifurcated the Chief Operating Officer role between the Company’s two main operational divisions: Originations and Servicing. Previously, Jason Grubb was the sole Chief Operating Officer. As a part of this reorganization, Mr. Grubb has been appointed as Chief Operating Officer of Originations. Both Chief Operating Officers will report directly to the Chief Executive Officer. The Company believes that this reorganization will ensure improved management and enhanced governance of its business and is in the best interests of the Company and its stockholders.

The information required by Items 401(b), (d) and (e) and 404(a) of Regulation S-K also has been disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2013 (filed with the Commission on March 6, 2014). Mr. Martin’s appointment does not give rise to any disclosure required by Item 5.02(c)(3) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2014	SANTANDER CONSUMER USA HOLDINGS INC.

	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer